Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS THIRD QUARTER 2003 RESULTS

Denver, Colorado, November 12, 2003 – NextMedia Operating, Inc. announced today financial results for the three and nine months ended September 30, 2003.

Carl Hirsch, Executive Chairman, and Steven Dinetz, President and CEO of NextMedia stated, “We have maintained our market positions and continued to focus on controlling costs and expanding radio’s share of total advertising expenditures in our markets. During the third quarter, we stayed true to our growth plan through prudent acquisitions while maximizing returns in our existing assets. Consistent with this strategy, we announced the acquisition of WCCQ-FM in one of our Suburban Chicago market clusters, and we continue to seek similar add-ons in our markets. Our outdoor markets continue to improve, enabling us to achieve strong revenue and BCF growth in the third quarter. We are most enthusiastic about our developmental properties and add-on acquisition opportunities in our existing outdoor markets. We believe NextMedia is well positioned to maximize investor returns and improve operating performance over the long-term.”

Actual Financial Results

Dollars in millions

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	% change	2003	2002	% change
Net Revenue	$27.8	$23.9	16.3%	$79.0	$66.3	19.2%
Operating expenses	17.2	15.1	13.9%	49.1	43.4	13.1%
Corporate expenses	1.9	2.1	-9.5%	6.3	6.4	-1.6%
Depreciation and amortization	2.8	1.4	100.0%	7.8	3.9	100.0%

Operating income	5.9	5.3	11.3%	15.8	12.6	25.4%
Interest expense, net	6.2	5.6		17.7	16.8
Other income	(19.9)	(0.9)		(19.2)	(1.0)

Income (loss) before income taxes	19.6	0.6		17.3	(3.2)
Provision for taxes	3.1	1.8		9.0	19.7

Net income (loss) from continuing operations	16.5	(1.2)		8.3	(22.9)
Loss on discontinued operations	—	—		—	3.5

Net income (loss)	$16.5	$(1.2)		$8.3	$(26.4)

Non-GAAP Measures (see discussion below):
BCF	$10.6	$8.8	20.5%	$29.9	$22.9	30.6%
Adjusted EBITDA	8.7	6.7	29.9%	23.6	16.5	43.0%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 of this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended September 30,				Nine Months Ended September 30,
	2003	2002	$ change	% change	2003	2002	$ change	% change

Radio	$18.9	$19.2	$(0.3)	-1.6%	$54.0	$53.8	$0.2	0.4%
Outdoor	8.8	7.9	0.9	11.4%	24.7	22.5	2.2	9.8%

Net Revenue	$27.7	$27.1	$0.6	2.2%	$78.7	$76.3	$2.4	3.1%

Radio	$11.5	$11.6	$(0.1)	-0.9%	$33.2	$33.2	$—	0.0%
Outdoor	5.6	5.2	0.4	7.7%	15.8	15.5	0.3	1.9%

Operating Expenses	$17.1	$16.8	$0.3	1.8%	$49.0	$48.7	$0.3	0.6%

Radio	$7.4	$7.6	$(0.2)	-2.6%	$20.8	$20.6	$0.2	1.0%
Outdoor	3.2	2.7	0.5	18.5%	8.9	7.0	1.9	27.1%

BCF	$10.6	$10.3	$0.3	2.9%	$29.7	$27.6	$2.1	7.6%

Corporate Expenses	$1.9	$2.1	$(0.2)	-9.5%	$6.3	$6.4	$(0.1)	-1.6%

Adjusted EBITDA	$8.7	$8.2	$0.5	6.1%	$23.4	$21.2	$2.2	10.4%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 2 of this release.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes and depreciation and amortization. Adjusted EBITDA is defined as operating income before depreciation and amortization. Because this definition excludes losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps, and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include corporate expenses or charges for capital items, both of which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of September 30, 2003 and eliminates the results of operations of assets disposed of prior to September, 2003, for all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insomuch as it presents the historical financial performance of the assets operated by the Company. As a result of this presentation, investors may evaluate the performance of the Company’s assets on a “same asset” basis excluding the impact of acquisitions or dispositions. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release.

Results for the Three Months Ended September 30, 2003

GAAP Measures

For the three months ended September 30, 2003, net revenue increased 16.3% to $27.8 million compared to $23.9 million for the three months ended September 30, 2002. Operating income increased 11.3% to $5.9 million for the three months ended September 30, 2003 from $5.3 million for the three months ended September 30, 2002. Additionally, net income increased from a $1.2 million net loss for the three months ended September 30, 2002 to $16.5 million of net income for the three months ended September 30, 2003. Included in net income for the three months ended September 30, 2003 is an $18.9 million gain on the sale of radio station WJTW-FM, which was completed on September 30, 2003.

Non-GAAP Measures

BCF for the three months ended September 30, 2003 increased 20.5% to $10.6 million compared to $8.8 million in the three months ended September 30, 2002. Adjusted EBITDA for the three months ended September 30, 2003 increased 29.9% to $8.7 million compared to $6.7 million for the three months ended September 30, 2002.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended September 30, 2003 increased 2.2% to $27.7 million compared to $27.1 million for the three months ended September 30, 2002. Pro forma BCF for the three months ended September 30, 2003 increased 2.9% to $10.6 million compared to $10.3 million for the three months ended September 30, 2002. Pro forma Adjusted EBITDA increased 6.1% to $8.7 million from $8.2 million for the same periods.

On a pro forma basis, radio division net revenue decreased 1.6% for the three months ended September 30, 2003 to $18.9 million from $19.2 million for the three months ended September 30, 2002. Radio division pro forma BCF decreased 2.6% for the three months ended September 30, 2003 to $7.4 million from $7.6 million for the three months ended September 30, 2002. On a pro forma basis, outdoor division net revenue increased 11.4% for the three months ended September 30, 2003 to $8.8 million from $7.9 million for the three months ended September 30, 2002. Outdoor division pro forma BCF increased 18.5% to $3.2 million for the three months ended September 30, 2003 from $2.7 million for the three months ended September 30, 2002.

Results for the Nine Months Ended September 30, 2003

GAAP Measures

For the nine months ended September 30, 2003, net revenue increased 19.2% to $79.0 million compared to $66.3 million for the nine months ended September 30, 2002. Operating income increased 25.4% to $15.8 million for the nine months ended September 30, 2003 from $12.6 million for the nine months ended September 30, 2002. Additionally, net income increased from a $26.4 million loss for the nine months ended September 30, 2002 to net income of $8.3 million for the nine months ended September 30, 2003. Included in net income for the nine months ended September 30, 2003 is an $18.9 million gain on the sale of radio station WJTW-FM, which was completed on September 30, 2003. The net loss for the nine months ended September 30, 2002 contains non-cash tax expense of $19.7 million related to the adoption of SFAS 142.

Non-GAAP Measures

BCF for the nine months ended September 30, 2003 increased 30.6% to $29.9 million compared to $22.9 million for the nine months ended September 30, 2002. Adjusted EBITDA for the nine months ended September 30, 2003 increased 43.0% to $23.6 million compared to $16.5 million for the nine months ended September 30, 2002.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the nine months ended September 30, 2003 increased 3.1% to $78.7 million compared to $76.3 million for the nine months ended September 30, 2002. Pro forma BCF for the nine months ended September 30, 2003 increased 7.6% to $29.7 million compared to $27.6 million for the nine months ended September 30, 2002. Pro forma Adjusted EBITDA increased 10.4% to $23.4 million from $21.2 million for the same period.

On a pro forma basis, radio division net revenue increased 0.4% for the nine months ended September 30, 2003 to $54.0 million from $53.8 million for the nine months ended September 30, 2002. Radio division pro forma BCF increased 1.0% for the nine months ended September 30, 2003 to $20.8 million from $20.6 million for the nine months ended September 30, 2002. On a pro forma basis, outdoor division net revenue increased 9.8% for the nine months ended September 30, 2003 to $24.7 million from $22.5 million for the nine months ended September 30, 2002. Outdoor division pro forma BCF increased 27.1% to $8.9 million for the nine months ended September 30, 2003 from $7.0 million for the nine months ended September 30, 2002.

Liquidity and Financial Position

At September 30, 2003, the Company had long-term debt of $208.6 million and cash on-hand of approximately $631,000. Approximately $29.0 million was available for borrowing under the Company’s senior credit facility. The table below shows the Company’s actual capitalization at September 30, 2003 and does not give effect to any pending acquisitions or dispositions as of September 30, 2003.

Capitalization at September 30, 2003
(In thousands)
Cash and short-term investments	$631
Senior credit facility	11,000
10.75 % senior subordinated notes	197,554

Total Debt	$208,554

Net debt	$207,923
Stockholder’s equity	292,892

Total Capitalization	$500,815

Other Transactions

During the third quarter of 2003, the Company completed its previously announced sale of radio station WJTW-FM licensed to Joliet, Illinois for $21.0 million in cash. In October of 2003, the Company completed its previously announced sale of radio station WAIT-FM licensed to Crystal Lake, Illinois for $8.3 million in cash. The Company used the proceeds from these sales to reduce borrowings under its senior credit facility. At October 31, 2003, after completion of both of the foregoing transactions, the Company had approximately $1.0 million outstanding under its senior credit facility. Additionally, in October 2003, the Company entered into an agreement to acquire radio station WCCQ-FM licensed to Crest Hill, Illinois for $14.0 million. We expect the acquisition of WCCQ-FM to be completed in the first quarter of 2004.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the nine months ended September 30, 2003. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Nine Months Ended September 30, 2003
(in thousands)
Recurring	$1,616
Non-recurring	330
Revenue producing	2,015

Total capital expenditures	$3,961

Fourth Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects fourth quarter net revenue will be between $27.4 million and $27.7 million, BCF will be between $10.1 million and $10.5 million, and Adjusted EBITDA will be between $8.2 million and $8.6 million. The table below presents the low end of this guidance range in a comparative format. A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended December 31,				Twelve Months Ended September 30, 2003 Pro Forma	Twelve Months Ended December 31, 2003 Guidance (1)
	2003 Guidance	2002 Pro forma	$ change	% change
	A	B			C	D
Radio	$18.5	$19.6	$(1.1)	-6%	$73.2	$72.1
Outdoor	8.9	7.9	1.0	13%	32.6	33.6

Net Revenue	$27.4	$27.5	$(0.1)	0%	$105.8	$105.7
Radio	$11.6	$12.0	$(0.4)	-3%	$45.0	$44.6
Outdoor	5.7	5.3	0.4	8%	21.1	21.5

Operating expenses	$17.3	$17.3	$—	0%	$66.1	$66.1
Radio	$6.9	$7.6	$(0.7)	-9%	$28.2	$27.5
Outdoor	3.2	2.6	0.6	23%	11.5	12.1

BCF	$10.1	$10.2	$(0.1)	-1%	$39.7	$39.6
Corporate Expenses	$1.9	$1.7	$0.2	12%	$8.0	$8.2

Adjusted EBITDA	$8.2	$8.5	$(0.3)	-4%	$31.7	$31.4

Gives effect to the sale of WAIT-FM which was completed on October 31, 2003

(1) Amounts are calculated as column C less column B plus column A = column D: Guidance for the twelve months ended December 31, 2003

Third Quarter 2003 Conference Call

The Company will host a teleconference to discuss its third quarter results on Wednesday, November 12, 2003 at 3:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-2401 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Wednesday, November 19, 2003 at midnight Eastern Time. The replay can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 4260310.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 59 stations in 16 markets throughout the United States and more than 6,200 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 3,000 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Thomas Weisel Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company’s directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Reconciliation of BCF:
Net income (loss)	$16.5	$(1.2)	$8.3	$(26.4)
Plus:
Loss on discontinued operations	—	—	—	3.5
Non-cash taxes	3.1	1.8	9.0	19.7
Other income	(19.9)	(0.9)	(19.2)	(1.0)
Interest expense, net	6.2	5.6	17.7	16.8
Depreciation and amortization	2.8	1.4	7.8	3.9
Corporate expenses	1.9	2.1	6.3	6.4

BCF	$10.6	$8.8	$29.9	$22.9

Reconciliation of Adjusted EBITDA:
Net income (loss)	$16.5	$(1.2)	$8.3	$(26.4)
Plus:
Loss on discontinued operations	—	—	—	3.5
Non-cash taxes	3.1	1.8	9.0	19.7
Other income	(19.9)	(0.9)	(19.2)	(1.0)
Interest expense, net	6.2	5.6	17.7	16.8
Depreciation and amortization	2.8	1.4	7.8	3.9

Adjusted EBITDA	$8.7	$6.7	$23.6	$16.5

Schedule 2

Reconciliation of Non-GAAP Measures

Pro Forma Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$19.0	$16.8	$54.4	$46.9
Adjustment due to dispositions	(0.1)	(0.2)	(0.5)	(0.6)
Adjustment due to acquisitions	—	2.6	0.1	7.5

Pro forma radio net revenue	$18.9	$19.2	$54.0	$53.8

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	$8.8	$7.1	$24.6	$19.4
Adjustment due to acquisitions	—	0.8	0.1	3.1

Pro forma outdoor net revenue	$8.8	$7.9	$24.7	$22.5

Reconciliation of total pro forma net revenue:
Actual net revenue	$27.8	$23.9	$79.0	$66.3
Adjustment due to dispositions	(0.1)	(0.2)	(0.5)	(0.6)
Adjustment due to acquisitions	—	3.4	0.2	10.6

Pro forma net revenue	$27.7	$27.1	$78.7	$76.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$11.6	$10.3	$33.3	$29.4
Adjustment due to dispositions	(0.1)	(0.1)	(0.2)	(0.3)
Adjustment due to acquisitions	—	1.4	0.1	4.1

Pro forma radio operating expenses	$11.5	$11.6	$33.2	$33.2

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	$5.6	$4.8	$15.8	$14.0
Adjustment due to acquisitions	—	0.4	—	1.5

Pro forma outdoor operating expenses	$5.6	$5.2	$15.8	$15.5

Reconciliation of pro forma total operating expenses:
Actual operating expenses	$17.2	$15.1	$49.1	$43.4
Adjustment due to dispositions	(0.1)	(0.1)	(0.2)	(0.3)
Adjustment due to acquisitions	—	1.8	0.1	5.6

Pro forma operating expenses	$17.1	$16.8	$49.0	$48.7

Schedule 2—Continued

Reconciliation of Non-GAAP Measures

Pro Forma Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Reconciliation of pro forma BCF
Net income (loss)	$16.5	$(1.2)	$8.3	$(26.4)
Plus:
Loss on discontinued operations	—	—	—	3.5
Non-cash taxes	3.1	1.8	9.0	19.7
Other (income) expense	(19.9)	(0.9)	(19.2)	(1.0)
Interest expense, net	6.2	5.6	17.7	16.8
Depreciation and amortization	2.8	1.4	7.8	3.9
Corporate expenses	1.9	2.1	6.3	6.4
Adjustment due to acquisitions	—	1.6	0.1	5.0
Adjustment due to dispositions	—	(0.1)	(0.3)	(0.3)

Pro forma BCF	$10.6	$10.3	$29.7	$27.6

Reconciliation of pro forma Adjusted EBITDA
Net income (loss)	$16.5	$(1.2)	$8.3	$(26.4)
Plus:
Loss on discontinued operations	—	—	—	3.5
Non-cash taxes	3.1	1.8	9.0	19.7
Other (income) expense	(19.9)	(0.9)	(19.2)	(1.0)
Interest expense, net	6.2	5.6	17.7	16.8
Depreciation and amortization	2.8	1.4	7.8	3.9
Adjustment due to acquisitions	—	1.6	0.1	5.0
Adjustment due to dispositions	—	(0.1)	(0.3)	(0.3)

Pro forma Adjusted EBITDA	$8.7	$8.2	$23.4	$21.2

Schedule 3

Reconciliation of Non-GAAP Measures

Guidance

(in millions)

	Three Months Ended December 31,		Twelve Months Ended September 30, 2003
	2003	2002
Reconciliation of radio net revenue:
Guidance/Actual radio net revenue	$18.5	$17.2	$71.6
Adjustment due to dispositions	—	(0.4)	(1.4)
Adjustment due to acquisitions	—	2.8	3.0

Guidance/Pro forma radio net revenue	$18.5	$19.6	$73.2

Reconciliation of outdoor net revenue:
Guidance/Actual outdoor net revenue	$8.9	$7.8	$32.4
Adjustment due to acquisitions	—	0.1	0.2

Guidance/Pro forma outdoor net revenue	$8.9	$7.9	$32.6

Reconciliation of total net revenue:
Guidance/Actual net revenue	$27.4	$25.0	$104.0
Adjustment due to dispositions	—	(0.4)	(1.4)
Adjustment due to acquisitions	—	2.9	3.2

Guidance/Pro forma net revenue	$27.4	$27.5	$105.8

	Three Months Ended December 31,		Twelve Months Ended September 30, 2003
	2003	2002
Reconciliation of radio operating expenses:
Guidance/Actual radio operating expenses	$11.6	$10.7	$44.0
Adjustment due to dispositions	—	(0.2)	(0.7)
Adjustment due to acquisitions	—	1.5	1.7

Guidance/Pro forma radio operating expenses	$11.6	$12.0	$45.0

Reconciliation of outdoor operating expenses
Guidance/Actual outdoor operating expenses	$5.7	$5.3	$21.1
Adjustment due to acquisitions	—	—	—

Guidance/Pro forma outdoor operating expenses	$5.7	$5.3	$21.1

Reconciliation of total operating expenses
Guidance/Actual operating expenses	$17.3	$16.0	$65.1
Adjustment due to dispositions	—	(0.2)	(0.7)
Adjustment due to acquisitions	—	1.5	1.7

Guidance/Pro forma operating expenses	$17.3	$17.3	$66.1

Schedule 3—Continued

Reconciliation of Non-GAAP Measures

Guidance

(in millions)

	Three Months Ended December 31,		Twelve Months Ended September 30, 2003
	2003	2002
Reconciliation of BCF to operating income
Guidance/Actual net loss	$(2.4)	$(57.9)	$(49.6)
Plus:
Plus:
Corporate expenses	1.9	1.7	8.0
Loss on discontinued operations	—	—	—
Non-cash taxes	3.1	15.3	24.3
Other (income) expense	(1.0)	(0.4)	(19.6)
Interest expense, net	5.7	5.7	23.4
Impairment loss	—	43.0	43.0
Depreciation and amortization	2.8	1.6	9.4
Adjustment due to acquisitions	—	1.4	1.5
Adjustment due to dispositions	—	(0.2)	(0.7)

Guidance/Pro forma BCF	$10.1	$10.2	$39.7

Reconciliation of Adjusted EBITDA to operating income
Guidance/Actual net loss	$(2.4)	$(57.9)	$(49.6)
Plus:
Loss on discontinued operations	—	—	—
Non-cash taxes	3.1	15.3	24.3
Other (income) expense	(1.0)	(0.4)	(19.6)
Interest expense, net	5.7	5.7	23.4
Impairment loss	—	43.0	43.0
Depreciation and amortization	2.8	1.6	9.4
Adjustment due to acquisitions	—	1.4	1.5
Adjustment due to dispositions	—	(0.2)	(0.7)

Guidance/Pro forma Adjusted EBITDA	$8.2	$8.5	$31.7